Exhibit 10.1

MARKETING AND SALES DISTRIBUTION AGREEMENT

This Marketing and Sales Distribution Agreement (the "Agreement") is made by and between Formous Corp., a Nevada Corporation (hereafter referred to as "Distributor") to market and distribute the workwear (hereafter collectively referred to as "Product"), and OsOO TeDIS, a Kyrgyz company (hereafter referred to as "Supplier"), collectively the "Parties", on the 14 day of January, 2014.

Whereas, Supplier is a manufacturer of Workwear in Kyrgyzstan, and Formous Corporation is in the business of marketing and distributing products to the General Public.

RECITALS:

1.

The Supplier is a manufacturer of workwear (the “Product”) in Kyrgyzstan.

2.

The Distributor wishes to secure the right to purchase the Product from the Supplier and market, sell and distribute the Product in the Commonwealth of Independent States and Eastern Europe.

3.

The Supplier desires to grant to the Distributor the non-exclusive right to market, sell and distribute the Product in the Commonwealth of Independent States and Eastern Europe (the “Territory”).

4.

The Distributor agrees to market, sell, and distribute the Product during the Term (as defined below) pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

1.

Marketing and Distribution Rights: The Supplier grants to the Distributor the non-exclusive right to market, sell, and distribute the Product in the Territory.

2.

Term of the Agreement: The initial term of this Agreement shall be for a period of 2 (two) year, commencing on January 14, 2014. This Agreement may be extended by mutual written consent of the parties. The initial term of this Agreement together with any extension terms thereafter initiated by the Distributor are hereinafter collectively referred to as the “Term”.

3.

Termination of Agreement: Notwithstanding anything to the Contrary in Section 2, the rights granted to the Distributor under this Agreement shall terminate upon the occurrence of any the following events:  1) the Distributor fails to sell a minimum of $150,000 (one hundred fifty thousand dollars) of Product annually during the first two years of the Term (“Initial Minimum Sale Period”); or  2) the Distributor fails to increase the sale of the Product by a minimum of 10 percent each year after the Minimum Sale Period.

4.

Payment:

A)

The Distributor will pay 30% fee as advance and 70% within 7 days after the Product is loaded and shipped;

B)

Payment will be made through wire transfer, directly to the Supplier’s Account;

C)

All amounts due under this contract shall be paid in full without any deduction or withholding other than is required by law and Distributor shall not be entitled to assert any credit setoff or counterclaim against Supplier in order to justify withholding payment of any such amount in whole or part;

D)

All documents to be presented latest seven (7) running days after B/L date or as agreed by parties;

E)

The full contract value to be paid in U.S. Dollars;

F)

Price of Product: The Distributor and Supplier have established a base net sales price list (“Base Price List “) is attached hereto as Exhibit A.

G)

Prices are fixed as specified in Pro forma invoice and Commercial invoice; it accompanies each batch of the goods. Price includes packaging, normal marks, loading, export custom charges.

1.

A) Delivery of goods will be carried out in separate batches as per the pro forma invoice. The Supplier will be responsible to deliver each batch of goods no later than 30 days, after the receipt of advance payment.

B) Within 24 hours after shipment of the Product the Distributor undertakes to inform the Supplier about shipment.

2.

Inspection and Quality:

A)

Quantity to be measured before and after loading.

B)

Quality Analysis to be based on samples. Acceptance of the goods on quality is made within 20 days from the moment of reception of the goods in a warehouse of the final buyer.

1.

Duties and Costs: All costs, duties, audit taxes related to cargo at the loading point at time of shipment, shall be for Supplier’s account.

2.

Licenses: Export Licenses if any required, to be obtained by Supplier.

3.

Marketing Assistance from Supplier: The Supplier agrees to utilize its better efforts to actively assist the Distributor in the development, promotion, and marketing of the Product throughout the Territory. Such assistance shall include, but not limited to, participating in good faith in the establishment of new accounts, identifying new markets, maintaining existing accounts, and assisting in the co-ordination of promotional activities and resolution of customer disputes.

4.

Assignment: This Agreement, and the rights, remedies and obligations provided herein, may not be transferred or assigned by either party without the express written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed. This Agreement shall inure to the benefit of, be binding upon, and enforceable by and against, the parties hereto and their respective legal representatives, heirs, executors, administrators, personal representatives, successors, and assigns.

5.

Indemnification: Each party hereto (the “Indemnifying party”) shall indemnify and harmless the other party, and its employees, shareholders, officers, directors, agents and other affiliates (collectively an “Indemnified Party”), to the fullest extent permitted by law, against any and all claims of any kind whatsoever which an Indemnified party may sustain or incur, including reasonable legal fees and costs, as a result of or arising from the indemnifying Parties failure to fulfill its obligations provided herein or the negligent, willful or international action or omission to act by the Indemnifying Party, or by the employees, shareholders, officers, directors, agents and other affiliates of the Indemnifying Party.

6.

Force Majeure: In the event either party is prevented from performing its obligations hereunder due to an act of God, accident, fire, flood, earthquake, storm, riot, war, sabotage, explosion, strike, labor, disturbance, national defense requirement, change in government law, ordinance, rule or regulation, inability, rule or regulation, inability to obtain electricity, fuel, labor, equipment or transportation, or any other contingency beyond such party’s reasonable control, the term of this Agreement shall be suspended for so long as performance is so delayed or prevented. The party which is prevented will use its best effort to give the other party the maximum advance notice of any shut down and restore services as soon as possible. If service is or will be interrupted for more than one hundred and eighty (180) days, either party may terminate this agreement by notice to other party.

7.

Entire Agreement: This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings.

8.

Notices: All notices required or permitted to be given under this Agreement shall be in writing and shall be given by National Mail or other established express delivery service, postage or delivery charge prepaid, return receipt requested, and addressed to the persons and addresses designated below their signature. The person and address to which notices are to be given may be changed at any time by the Supplier or the Distributor by written notice to the other. All notices given pursuant to this Agreement shall be deemed given upon receipt by the party to whom such notice is delivered whether accepted or not.

9.

Amendment: This Agreement cannot be changed except by an instrument in writing signed by both parties.

10.

Arbitration: Any dispute arising out of or in connection with this contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre ("SIAC Rules") for the time being in force, which rules are deemed to be incorporated by reference in this clause.

THIS AGREEMENT contains the entire understanding between the Parties and any waiver, amendment or modification to THIS AGREEMENT will be subject to the above conditions and must be attached hereto.

Upon execution of THIS AGREEMENT by signature below, the Parties agree that any individual, firm company, associates, corporations, joint ventures, partnerships, divisions, subsidiaries, employees, agents, heirs, assigns, designees or consultants of which the signee is an agent, officer, heir, successor, assign or designee is bound by the terms of THIS AGREEMENT.

THIS AGREEMENT, if signed by an individual on behalf of a company, shall be binding on both the company and the individual or individuals so signing.

Supplier:

By:  /s/ Stanislav Pak

Name: Stanislav Pak

Title: President

Distributor:

By: /s/ Nurzada Kermalieva

Name: Nurzada Kermalieva

Title: President

Exhibit A

Base Price List

Workwear:

	Coverall	Insulated Coverall	Construction Jacket	Insulated Construction Jacket
Price USD	$19	$25	$21	$27

Supplier:

By: /s/ Stanislav Pak

Name: Stanislav Pak

Title: President

Distributor:

By:  /s/ Nurzada Kermalieva

Name: Nurzada Kermalieva

Title: President